Exhibit (c)(10) PRESENTATION TO THE INDEPENDENT DIRECTORS OF SHELL MIDSTREAM PARTNERS GP LLC July 25, 2022

Table of Contents I. Transaction Summary 2 II. Transaction Analysis 7 1

I. TRANSACTION SUMMARY 2

Summary of Transaction Transaction Summary Transaction at a Glance § Shell Midstream LP Holdings LLC (“Holdings”) Common: 68.5% Holdings § Shell USA Inc. (“Parent”) Voting: 72.1% (incl. preferred Key Ownership on as-converted basis) § Owners of the common units representing limited partnership interests in Counterparties Shell Midstream Partners, L.P. (“SHLX” or the “Partnership”) (such (1) Partnership unitholders the “Partnership Unaffiliated Unitholders”) Common: 31.5% Unaffiliated Voting: 27.9% (incl. (1) § Common units held by the Partnership Unaffiliated Unitholders will be preferred on as-converted Unitholders’ Transaction (1) converted into the right to receive the Consideration (the “Transaction”) basis) Ownership Summary § SHLX will cease to be a publicly traded partnership Transaction $1.96 billion § Semisonic Enterprises LLC, a newly-formed subsidiary on behalf of Shell Size Acquiror Pipeline Company LP (“Merger Sub”) Transaction Unaffected (2/10/22): 23% § $15.85 per unit in cash (the “Consideration”) Premiums Consideration Current (7/22/22): 10% § Expected to be funded with Shell’s existing sources of liquidity – Balance sheet cash as of 3/31/22: $38bn Sources of + Funds – Credit ratings: A /Aa2 § No financing condition § Requires approval of the Conflicts Committee Structure & § Merger Sub will merge with and into SHLX, with SHLX being the Approvals surviving entity § Shell controls the vote at SHLX through its 72% indirect voting interest § SHLX will continue to pay quarterly common distributions in normal Other course until closing ($0.30/unit) Note: Market data as of July 22, 2022. Balance sheet data as of March 31, 2022. 3 (1) Partnership Unaffiliated Unitholders means holders of Common Units other than Shell USA, Inc., Shell Midstream LP Holdings LLC, Shell Midstream Partners GP LLC and their respective Affiliates. Source: Shell Pipeline Company LP proposal, SHLX Management, FactSet, public disclosure.

Historical and Projected Financial Summary | Adjusted 6/15/22 Forecast Consolidated Asset EBITDA + Equity Distributions ($mm) Total Distributable Cash Flow ($mm) ’22E - ’26E CAGR: 1.3% ’22E - ’26E CAGR: 1.3% $828 $687 $675 $809 $662 $658 $653 $658 $795 $797 $786 $623 $619 $767 $730 $720 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E LP DCF per Unit / LP DPU $1.79 / $1.75 $1.72 / $1.84 $1.58 / $1.36 $1.66 / $1.20 $1.67 / $1.20 $1.72 / $1.20 $1.68 / $1.20 $1.75 / $1.20 LP Distribution Coverage 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 1.0x 0.9x 1.2x 1.4x 1.4x 1.4x 1.4x 1.5x (1) Free Cash Flow ($mm) Net Debt / LTM Cons. Asset EBITDA + Equity Dist. ’22E - ’26E CAGR: 0.1% $657 $645 $647 $638 $638 $631 $619 $609 3.3x 3.3x 3.1x 2.8x 2.5x 2.3x 2.1x 1.8x 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E Growth Capex ($mm) Net Debt + Pref. / Consolidated Asset EBITDA + Equity Distributions $10 $1 $4 $8 $27 $37 $24 $40 3.3x 4.7x 4.9x 4.3x 4.1x 3.8x 3.6x 3.3x Note: LP DCF per unit does not include effects from waived GP/IDRs. 4 (1) Free Cash Flow calculated as Distributable Cash Flow less Growth Capex. Source: SHLX management, public disclosure.

SHLX Financial Forecast Detail | Adj. SHLX Management Case '22E - '26E ($ in millions, except per unit data) 2022E 2023E 2024E 2025E 2026E CAGR Offshore GoM EBITDA + Equity Distributions 481 467 467 451 464 (1%) Onshore Crude EBITDA + Equity Distributions 109 93 90 88 96 (3%) Refined Products EBITDA + Equity Distributions 173 208 226 231 234 8% Other EBITDA + Equity Distributions 51 56 57 60 64 6% Asset Level EBITDA + Equity Distributions $814 $824 $840 $830 $858 1% (-) Corporate Adjustments (28) (29) (31) (33) (30) Consolidated Asset EBITDA + Equity Distributions $786 $795 $809 $797 $828 1% (-) Maintenance Capex (31) (21) (19) (18) (21) (-) Interest Expense (60) (68) (67) (69) (72) (-) Preferred Distributions (48) (48) (48) (48) (48) (±) Other 6 -- -- -- -- Total Distributable Cash Flow $653 $658 $675 $662 $687 1% (-) Growth CapEx (8) (27) (37) (24) (40) Free Cash Flow $645 $631 $638 $638 $647 0% (-) Distributions (472) (472) (472) (472) (472) Free Cash Flow (After Distributions) $173 $159 $166 $166 $175 0% Units Outstanding Total Units Outstanding (mm) 393.3 393.3 393.3 393.3 393.3 DCF / Unit $1.66 $1.67 $1.72 $1.68 $1.75 1% Distribution per Common Unit $1.20 $1.20 $1.20 $1.20 $1.20 --% YoY Distribution Growth (12%) --% --% --% --% Coverage 1.4x 1.4x 1.4x 1.4x 1.5x Balance Sheet Summary Cash $384 $543 $709 $876 $1,051 Debt 2,568 2,568 2,568 2,568 2,568 Preferred Equity 1,200 1,200 1,200 1,200 1,200 Debt / LTM Consolidated Asset EBITDA + Equity Distributions 3.3x 3.2x 3.2x 3.2x 3.1x Debt + Pref. / LTM Consolidated Asset EBITDA + Equity Distributions 4.8x 4.7x 4.7x 4.7x 4.6x 5 Source: SHLX Management.

Intrepid’s Due Diligence Process Fairness Opinion Requested: Intrepid Partners, LLC (“Intrepid”, “us”, “our” and “we”) has been asked by the conflicts committee (the “Conflicts Committee”) of the board of directors of Shell Midstream Partners GP LLC, the general partner of SHLX, whether, in Intrepid’s opinion, as of the date hereof, the Consideration in the Transaction to be received by the Partnership Unaffiliated Unitholders pursuant to the Merger Agreement is (1) fair, from a financial point of view, to the Partnership Unaffiliated Unitholders . In connection with our Opinion, we have, among other due diligence: i. Reviewed a draft dated July 23, 2022 of the Merger Agreement; ii. Reviewed the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 1, 2020; iii. Reviewed certain presentations to the Committee from the management of the General Partner and Parent (“Management”); iv. Reviewed certain publicly available information relating to the Partnership that we deemed relevant, including the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Quarterly Report on Form 10-Q for the three months ended March 31, 2022 and certain Current Reports on Form 8-K, in each case as filed with or furnished to the U.S. Securities and Exchange Commission by the Partnership; v. Reviewed certain non-public projected financial data and related assumptions of the Partnership, as prepared and furnished to us by Management; vi. Reviewed the Partnership’s business plan with Management, including a detailed review of certain material growth projects and commercial contracts and legal, environmental, regulatory and other matters; vii. Reviewed certain recent corporate announcements made by the Partnership; viii. Discussed past and current operations and operational projections of the Partnership with Management (including their views on the risks and uncertainties in achieving the projections set forth in the forecasts provided); ix. Discussed the strategic rationale for, and potential benefits of, the Transaction with Management; x. Performed discounted cash flow analyses based on forecasts and other data provided by Management; xi. Reviewed and analyzed publicly available historical and current financial information, share and unit price data and broker research estimates with respect to certain public companies with operations and assets that we considered comparable to the Partnership; and xii. Conducted such other studies and investigations, performed such other analyses and examinations, reviewed such other information and considered such other factors that we deemed appropriate for purposes of providing our opinion. 6 (1) Partnership Unaffiliated Unitholders means holders of Common Units other than Shell USA, Inc., Shell Midstream LP Holdings LLC, Shell Midstream Partners GP LLC and their respective Affiliates.

II. TRANSACTION ANALYSIS 7

Illustrative Premiums Analysis Time Period Unit Price and Implied Value Consideration vs. Benchmark Implied Partnership Consideration: SHLX Unit Price Unaffiliated Unitholders Value $15.85 per Unit Unaffected Price (2/10/2022) $12.89 $1,596 +23.0% Closing Price (7/22/2022) $14.46 $1,791 +9.6% Unaffected 10-Day VWAP $12.77 $1,582 +24.1% Unaffected 20-Day VWAP $12.83 $1,589 +23.5% Unaffected 30-Day VWAP $12.69 $1,571 +24.9% Unaff. 52-Week High (4/29/21) $16.14 $1,999 (1.8%) Current 52-Week High (6/9/22) $14.58 $1,805 +8.7% 8 Note: Market data as of July 22, 2022. Source: FactSet.

Summary of Valuation Methodologies Used Methodology Description / Key Metrics § Valuation based on trading metrics of selected peers: – Liquids Transportation and Storage Peers: GEL, HEP, MMP, NS, PBFX Comparable Public – Diversified Peers: ENB, EPD, ET, KMI, MPLX, OKE, PAA, WMB Company Trading Analysis§ Metrics included: (i) LP Distributable Cash Flow Yield and (ii) LP Distribution Yield – LP distributable cash flow yield evaluated on a 2022E and 2023E basis and LP distribution yield evaluated on a 2022E basis § Valuation based on the present value of future cash flows expected to be generated by SHLX and an assumed terminal value (calculated by applying a range of terminal yields to 2026E cash flow at the end of the projection period) – Evaluated on a levered FCF and distribution discount model (“DDM”) basis Discounted Cash – Ranges of terminal yields based on trading multiples of public companies operating with similar asset profiles Flow Analysis – Discount rate range reflective of SHLX’s cost of equity capital (“Ke”) o SHLX cost of equity capital implied by CAPM and an analysis of public companies operating with similar asset profiles § Valuation based on metrics for comparable MLP buy-in transactions Precedent § Metrics included: (i) LP Distributable Cash Flow Yield and (ii) LP Distribution Yield Transactions – Evaluated on a FY+1 basis Precedent § Premiums paid analysis based on comparable MLP buy-in transactions Premiums Paid Historical Market Valuations and § Analyzed historical market trading performance and valuation Wall Street § Reviewed research analyst price targets included in equity research from eight investment banks Research 9

Preliminary Illustrative Valuation Analysis | Adjusted 6/15/22 Forecast Methodology Metrics Range Implied Unit Price ($/unit) $15.85 Unaffected 52-Week Trading Range $10.86 $16.14 (Low - High) Market Trading Current 52-Week Trading Range $10.86 $14.58 (Low - High) (1) Unit Price Target Range Wall Street $12.50 $14.00 (Low - High) Research Trading Refer to Trading Comparables Range of Metrics (2) $12.60 $14.82 Valuation Analysis Comparables Precedent Refer to Precedent Transactions Range of Metrics $14.14 $19.96 (2) Valuation Analysis Transactions Precedent Premium to Unaffected Unit Price: 10.0% - 15.0% $14.18 $14.82 $12.89 Premiums Paid Cost of Equity: 12.50% - 7.75% PV of Levered FCF $12.51 $15.87 Terminal Yield: 15.25% - 13.25% Discounted Cash Flow Cost of Equity: 12.50% - 7.75% PV of LP DPU $12.37 $16.81 Terminal Yield: 8.50% - 7.00% $7.00 $10.50 $14.00 $17.50 $21.00 Note: Market data as of July 22, 2022. (1) Forward target price. 10 (2) Reflects average low and average high implied unit price; adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels in 4/8/22 forecast). Source: SHLX management, Wall Street research, public disclosure, FactSet, Bloomberg. For Reference Only

Preliminary Illustrative Valuation Analysis – Trading Comparables Adjusted 6/15/22 Forecast Methodology Metrics Range Implied Unit Price ($/unit) $15.85 (1) Excl. Colonial 2022E LP DCF / Unit: $1.79 14.75% - 12.75% $12.16 $14.06 Normalization: (Colonial Normalized) $11.26 - $13.02 (1) Excl. Colonial 2023E LP DCF / Unit: $1.76 15.25% - 13.25% Normalization: $11.52 $13.26 (Colonial Normalized) $10.97 - $12.62 Trading Comparables 2022E LP DPU: $1.20 8.50% - 7.00% $14.12 $17.14 (2) Reference Range $12.60 $14.82 $7.00 $10.50 $14.00 $17.50 $21.00 Note: Market data as of July 22, 2022. (1) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels in 4/8/22 forecast). 11 (2) Reflects average low and average high implied unit price. Source: SHLX management, public disclosure, FactSet.

Comparable Public Company Trading Analysis (1) ($ in billions, except per share/unit data) TEV/EBITDA LP DCF Yield FCF Yield Distribution Yield LP Dist. Coverage Lev. (LTM EBITDA) '22E - '24E CAGR Sh./Unit Market (2) Company Price Cap. TEV 2022E 2023E 2022E 2023E 2022E 2023E LQA 2022E 2023E 2022E 2023E Debt Adj. Debt DCF Distr. Magellan Midstream Partners $48.90 $10.3 $15.2 11.0x 10.4x 10.7% 11.4% 9.6% 9.6% 8.5% 8.5% 8.6% 1.3x 1.3x 3.9x 3.9x 4% 1% NuStar 14.38 1.6 6.0 8.5x 8.2x 22.3% 22.1% 14.1% 12.6% 11.1% 11.1% 11.1% 2.0x 2.0x 4.5x 5.5x 4% 0% Genesis Energy 8.01 1.0 5.3 8.3x 7.3x 23.0% 29.7% 2.6% 9.3% 7.5% 7.5% 7.5% 3.1x 4.0x 5.6x 6.4x 19% 1% Holly Energy Partners 16.77 2.1 3.8 9.0x 8.9x 14.3% 14.8% 11.4% 11.5% 8.3% 8.3% 9.5% 1.7x 1.6x 4.0x 4.0x 19% 13% (3) PBF Logistics 13.35 0.8 1.4 6.3x 6.1x 20.6% 22.0% 20.5% 21.4% 9.0% 9.0% 9.0% 2.3x 2.4x 2.6x 2.6x 0% N/A Enbridge $42.91 $87.1 $154.6 12.9x 12.5x 9.6% 9.7% 5.6% 6.0% 6.2% 6.2% 6.2% 1.6x 1.6x 5.3x 5.4x 1% 0% Energy Transfer 10.25 31.6 94.7 7.5x 7.5x 23.5% 23.9% 17.2% 17.6% 7.8% 9.1% 11.4% 2.6x 2.1x 4.4x 4.7x 1% 17% Enterprise Products 25.57 55.8 85.2 9.4x 9.3x 12.9% 13.1% 10.3% 9.5% 7.4% 7.4% 7.6% 1.8x 1.7x 3.1x 3.2x 2% 4% Kinder Morgan 17.65 39.8 70.5 9.4x 9.3x 12.6% 13.0% 9.4% 9.3% 6.3% 6.3% 6.5% 2.0x 2.0x 4.3x 4.3x 2% 4% Williams 32.34 39.4 65.0 10.4x 10.2x 10.5% 10.9% 7.3% 7.8% 5.3% 5.3% 5.5% 2.0x 2.0x 4.0x 4.0x 3% 5% MPLX 30.26 30.6 52.3 9.1x 9.0x 15.2% 15.6% 12.8% 12.9% 9.3% 9.5% 9.8% 1.6x 1.6x 3.6x 3.7x 1% 4% ONEOK 57.99 26.0 39.8 11.0x 10.2x 10.5% 11.3% 7.6% 8.3% 6.4% 6.5% 6.6% 1.6x 1.7x 4.1x 4.1x 6% 3% Plains All American 10.51 7.4 21.7 9.4x 9.0x 18.1% 24.6% 14.4% 16.8% 8.3% 8.2% 8.7% 2.2x 2.8x 3.7x 4.3x 14% 8% Mean – All (13 Companies) 9.4x 9.1x 15.7% 17.1% 11.0% 11.8% 7.8% 7.9% 8.3% 2.0x 2.1x 4.1x 4.3x 6% 5% Median – All (13 Companies) 9.4x 9.0x 14.3% 14.8% 10.3% 9.6% 7.8% 8.2% 8.6% 2.0x 2.0x 4.0x 4.1x 3% 4% Mean – LT&S (5 Companies) 8.6x 8.2x 18.2% 20.0% 11.6% 12.9% 8.9% 8.9% 9.2% 2.1x 2.3x 4.1x 4.5x 9% 4% Median – LT&S (5 Companies) 8.5x 8.2x 20.6% 22.0% 11.4% 11.5% 8.5% 8.5% 9.0% 2.0x 2.0x 4.0x 4.0x 4% 1% Mean – Diversified (8 Companies) 9.9x 9.6x 14.1% 15.3% 10.6% 11.0% 7.1% 7.3% 7.8% 1.9x 1.9x 4.1x 4.2x 4% 6% Median – Diversified (8 Companies) 9.4x 9.3x 12.8% 13.1% 9.9% 9.4% 6.9% 6.9% 7.1% 1.9x 1.9x 4.0x 4.2x 2% 4% Consideration - Consensus $15.85 $6.2 $9.7 N/A N/A 10.9% 11.7% 10.3% 11.1% 7.6% 7.6% 7.8% 1.4x 1.5x N/A N/A 6% 3% (4) (5) (5) Consideration - Adj. 6/15/22 Forecast $15.85 $6.2 $9.7 N/A N/A 11.3% | 10.5% 11.1% | 10.6% 11.2% 10.6% 7.6% 7.6% 7.6% 1.4x 1.4x N/A N/A 2% 0% Current - Consensus $14.46 $5.7 $9.2 N/A N/A 11.9% 12.8% 11.3% 12.2% 8.3% 8.3% 8.6% 1.4x 1.5x N/A N/A 6% 3% (5) (5) (4) Current - Adj. 6/15/22 Forecast $14.46 $5.7 $9.2 N/A N/A 12.4% | 11.5% 12.1% | 11.6% 12.3% 11.7% 8.3% 8.3% 8.3% 1.4x 1.4x N/A N/A 2% 0% Note: Market data as of July 22, 2022; pro forma announced M&A and capital markets activity. (4) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels). (1) Represents DCF less growth capex. (5) Represents DCF yield not adjusted for normalized Colonial distribution policy. 12 (2) Adjusted debt reflects 50% debt treatment for preferred equity. Source: Public disclosure, FactSet, Wall Street research, SHLX management. (3) Represents unaffected price prior to 13-D filed by PBF. SHLX Diversified Peers LT&S Peers

Preliminary Illustrative Valuation Analysis – Precedent Transactions Adjusted 6/15/22 Forecast Methodology Metrics Range Implied Unit Price ($/unit) $15.85 (1) Excl. Colonial 2022E LP DCF / Unit: $1.79 12.00% - 9.00% Normalization: $14.94 $19.92 (Colonial-Normalized) $13.84 - $18.45 Precedent 2022E LP DPU: $1.20 9.00% - 6.00% Transaction $13.33 $20.00 Analysis (2) Reference Range $14.14 $19.96 $7.00 $10.50 $14.00 $17.50 $21.00 Note: Market data as of July 22, 2022. (1) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels in 4/8/22 forecast). 13 (2) Reflects average low and average high implied unit price. Source: SHLX management, FactSet, public disclosure.

Select Midstream Precedent Transactions Transaction Metrics Final Premium to: 8/8ths Equity Buyer % FY+1 LP FY+1 LP 30-Day (1) Unaff. Date Buyer Target Value ($bn) Owned DCF Yield DPU Yield 1-Day VWAP (2) (2) 5/13/22 Diamondback Energy Rattler Midstream LP $2.2 74% 11.3% 8.0% 17% 9% 1/11/22 Hartree Partners Sprague Resources 0.5 75% 12.6% 9.2% 24% 39% 10/25/21 Phillips 66 Phillips 66 Partners 10.1 70% 10.6% 4.2% 7% 0% 10/8/21 Ergon Blueknight Energy Partners 0.2 32% 9.0% 3.7% 51% 47% (2) 8/4/21 BP BP Midstream Partners 1.5 54% 11.2% 9.8% 11% 3% 2/4/21 Chevron Corp. Noble Midstream Partners 1.1 62% 21.3% 6.0% (1%) 6% (2) 10/2/20 TC Energy Corporation TC PipeLines 2.1 24% 13.5% 8.8% 14% 12% 2/25/20 Equitrans Midstream EQM Midstream Partners 4.6 54% 21.6% 5.2% 0% 3% 8/27/19Blackstone Tallgrass Energy 6.344% 10.6%10.0%56%23% (2) 11/7/18 Western Gas Equity Partners Western Gas Partners 8.4 30% 8.5% 8.1% 8% 8% (2) 10/19/18 EnLink Midstream EnLink Midstream Partners 6.5 22% 9.2% 8.5% 1% 4% 10/17/18 Valero Energy Valero Energy Partners 2.9 68% 7.0% 5.7% 7% 12% 9/18/18 Dominion Energy Dominion Energy Midstream Partners 2.8 61% 6.6% n/a 1% 8% (2) 8/1/18 Energy Transfer Equity Energy Transfer Partners 27.5 2% 12.5% 9.8% 11% 14% 7/9/18 ArcLight TransMontaigne Partners 0.7 20% 9.3% 7.8% 14% 9% 5/16/18 Enbridge Spectra Energy Partners 17.6 83% 9.8% 8.7% 10% 3% 5/16/18 Enbridge Enbridge Energy Partners 4.9 33% 14.9% 9.1% 9% 6% 3/15/18 Williams Williams Partners 38.9 74% 7.6% 6.4% 14% 13% (2) 2/7/18 Tallgrass Energy GP Tallgrass Energy Partners 3.5 35% 9.6% 8.4% 10% 10% 9/23/16 Columbia Pipeline Group Columbia Pipeline Partners 1.7 47% 4.9% 4.7% 11% 17% Summary Statistics (20 Transactions) 75th Percentile $7.0 68% 12.5% 9.0% 13.6% 13.3% Mean $7.2 48% 11.1% 7.5% 13.7% 12.3% Median $3.2 50% 10.2% 8.1% 10.3% 9.0% 25th Percentile $1.7 31% 8.9% 5.9% 7.1% 5.3% Shell / Shell Midstream Current Proposal (3) (4) 2/10/22 Shell Shell Midstream $6.2 69% 11.3% | 10.5% 7.6% 23% 25% Note: Excludes non-limited partnership/LLC transactions or transactions with non-US targets. Transaction metrics are based on management projections available in public disclosure (e.g., proxy statement). (1) Does not include value attributable to an economic general partner or to incentive distribution rights. (2) Reflects yield based on Wall Street consensus metrics. (3) Metrics assume adj. 6/15/22 forecast and are adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels in 4/8/22 forecast). 14 (4) Metrics assume adj. 6/15/22 forecast and are not adjusted to reflect normalized Colonial distribution. Source: FactSet, Wall Street research, public disclosure, SHLX management.

Comparison of the Proposal to Precedent Transactions Premiums Shell Midstream Unaffected Trading Metrics and Proposal Implied Premium/(Discount) Unaffected T-1 10-Day VWAP 20-Day VWAP 30-Day VWAP 60-Day VWAP 90-Day VWAP 52-Wk High 52-Wk Low Reference $12.89 $12.77 $12.83 $12.69 $12.08 $12.10 $16.14 $10.86 Metric: Proposal Implied Premium/(Discount) vs. All-Cash MLP Buy-In Precedent Transaction Premiums 247% 56% 47% 47% 47% 43% 49% 35% 46% 31% 31% 25% 24% 23% 24% 12% 15% 14% 14% 14% 13% 13% 18% (2%) 3% 3% 3% 2% (10%) (4%) (9%) (35%) Proposal Implied Premium/(Discount) vs. All MLP Buy-In Precedent Transaction Premiums 261% 56% 47% 47% 47% 43% 46% 35% 31% 31% 29% 25% 24% 24% 23% 12% 11% 11% 10% 9% 10% 9% 14% (2%) (1%) (3%) 0% (9%) (10%) (4%) 1% (61%) Precedents (High-Low Range) Precedents (Mean) Precedents (Median) Proposal 15 Source: Company disclosure, Wall Street research, FactSet.

Discounted Cash Flow Analysis | Levered Free Cash Flow Adjusted 6/15/22 Forecast Projected Forecast Period ($mm, unless otherwise noted) 2022E 2023E 2024E 2025E 2026E Terminal Consoldiated Asset EBITDA + Equity Distributions $786 $795 $809 $797 $828 $828 (-) Maintenance Capex (31) (21) (19) (18) (21) (21) (-) Interest Expense (60) (68) (67) (69) (72) (72) (-) Preferred Distributions (48) (48) (48) (48) (48) (48) (+) Other 6 -- -- -- -- -- Total Distributable Cash Flow $653 $658 $675 $662 $687 $687 (-) Growth Capex (8) (27) (37) (24) (40) (40) (+) Other Adjustments -- -- -- -- -- -- (±) Debt Borrowing / (Repayment) -- -- -- -- -- -- Levered Free Cash Flow $645 $631 $638 $638 $647 $647 (/) Average Units Outstanding (mm) 393.3 393.3 393.3 393.3 393.3 393.3 LFCF / Unit ( LFCFPU ) $1.64 $1.60 $1.62 $1.62 $1.64 $1.64 Memo: LP DCF / Unit ( LP DCFPU ) $1.66 $1.67 $1.72 $1.68 $1.75 $1.75 Discounted LFCFPU (10.13% Ke) $1.57 $1.39 $1.28 $1.16 $1.07 Present Value of LFCFPU (10.13% Ke) $6.46 Terminal DCFPU $1.75 (/) Terminal Yield 14.3% Terminal Value (Undiscounted) $12.26 Present Value of Terminal Value (10.13% Ke) $7.57 Memo: % of Total 54.0% Memo: Implied Perpetuity Growth Rate (3.6%) Implied Unit Price $14.03 Sensitivity Analysis PV of Terminal Value Implied Unit Price Implied Perpetuity Growth Rate PV of Terminal DCFPU Yield LFCFPU 15.25% 14.75% 14.25% 13.75% 13.25% 15.25% 14.75% 14.25% 13.75% 13.25% 15.25% 14.75% 14.25% 13.75% 13.25% 12.50% $6.15 $6.36 $6.57 $6.80 $7.05 $7.32 $12.51 $12.72 $12.95 $13.20 $13.47 (2.4%) (2.0%) (1.5%) (1.1%) (0.7%) 11.31% 6.30 6.70 6.93 7.17 7.44 7.72 13.00 13.23 13.47 13.74 14.02 (3.4%) (3.0%) (2.6%) (2.1%) (1.7%) 10.13% 6.46 7.07 7.31 7.57 7.84 8.14 13.53 13.77 14.03 14.30 14.60 (4.4%) (4.0%) (3.6%) (3.2%) (2.8%) 8.94% 6.62 7.47 7.72 7.99 8.28 8.59 14.09 14.34 14.61 14.90 15.21 (5.5%) (5.1%) (4.6%) (4.2%) (3.8%) 7.75% 6.79 7.89 8.15 8.44 8.75 9.08 14.68 14.95 15.23 15.54 15.87 (6.5%) (6.1%) (5.7%) (5.3%) (4.9%) 16 Note: Discounted cash flow analysis based on quarterly cash flows discounted to January 1, 2022. Source: SHLX management. Cost of Equity

Discounted Cash Flow Analysis | Distribution Discount Model Adjusted 6/15/22 Forecast Projected Forecast Period ($mm, unless otherwise noted) 2022E 2023E 2024E 2025E 2026E Terminal Total Distributable Cash Flow $653 $658 $675 $662 $687 (/) Average Units Outstanding (mm) 393.3 393.3 393.3 393.3 393.3 DCF / Unit ( DCFPU ) $1.66 $1.67 $1.72 $1.68 $1.75 LP Distribution / Unit ( DPU ) $1.20 $1.20 $1.20 $1.20 $1.20 $1.20 Memo: Implied Coverage 1.38x 1.39x 1.43x 1.40x 1.46x Discounted LP DPU (10.13% Ke) $1.14 $1.04 $0.94 $0.86 $0.78 Present Value of LP DPU (10.13% Ke) $4.76 Terminal LP DPU $1.20 (/) Terminal Yield 7.8% Terminal Value (Undiscounted) $15.48 Present Value of Terminal Value (10.13% Ke) $9.56 Memo: % of Total 66.8% Memo: Implied Perpetuity Growth Rate 2.2% Implied Unit Price $14.32 Sensitivity Analysis PV of Terminal Value Implied Unit Price Implied Perpetuity Growth Rate PV of Terminal DPU Yield DPU 8.50% 8.13% 7.75% 7.38% 7.00% 8.50% 8.13% 7.75% 7.38% 7.00% 8.50% 8.13% 7.75% 7.38% 7.00% 12.50% $4.54 $7.84 $8.20 $8.60 $9.03 $9.52 $12.37 $12.74 $13.13 $13.57 $14.05 3.7% 4.0% 4.4% 4.8% 5.1% 11.31% 4.65 8.26 8.65 9.06 9.52 10.03 12.91 13.29 13.71 14.17 14.68 2.6% 2.9% 3.3% 3.7% 4.0% 10.13% 4.76 8.72 9.12 9.56 10.05 10.59 13.48 13.88 14.32 14.81 15.35 1.5% 1.8% 2.2% 2.6% 2.9% 8.94% 4.88 9.20 9.63 10.09 10.61 11.18 14.09 14.51 14.98 15.49 16.06 0.4% 0.8% 1.1% 1.5% 1.8% 7.75% 5.01 9.72 10.17 10.66 11.21 11.81 14.73 15.18 15.67 16.21 16.81 (0.7%) (0.3%) (0.0%) 0.3% 0.7% 17 Note: Discounted cash flow analysis based on quarterly distributions discounted to January 1, 2022. Source: SHLX management. Cost of Equity

Cost of Equity Capital (“Ke”) Analysis (1) ($ in billions, unless noted) Adj. Beta Market Value Net Net Debt / Tax Levered Unlevered Company of Equity Debt Preferred Total Cap. Rate 1-yr 3-yr 5-yr 1-yr 3-yr 5-yr Enbridge $87.1 $61.3 $4.1 40% 21% 0.75 0.87 0.85 0.47 0.54 0.53 Enterprise Products 55.8 26.7 2.7 31% -- 0.59 0.83 0.84 0.39 0.55 0.55 Kinder Morgan 39.8 30.7 -- 44% 21% 0.75 1.01 0.98 0.46 0.63 0.61 Williams 39.4 23.0 -- 35% 21% 0.71 1.07 1.06 0.50 0.75 0.74 Energy Transfer 31.6 48.2 6.1 51% -- 0.71 0.96 0.98 0.30 0.41 0.42 MPLX 30.6 20.1 1.6 38% -- 0.64 0.81 0.81 0.38 0.48 0.48 ONEOK 26.0 13.8 -- 35% 21% 0.96 1.43 1.33 0.68 1.01 0.94 Magellan Midstream Partners 10.3 4.9 -- 32% -- 0.61 0.93 0.90 0.41 0.63 0.61 Plains All American 7.4 8.8 2.7 41% -- 0.88 1.16 1.12 0.41 0.55 0.53 Holly Energy Partners 2.1 1.6 -- 43% -- 0.77 0.60 0.65 0.43 0.34 0.37 NuStar 1.6 3.1 1.4 51% -- 0.69 0.91 0.98 0.18 0.24 0.26 Genesis Energy 1.0 3.1 0.9 60% -- 0.74 1.34 1.27 0.18 0.32 0.31 PBF Logistics 0.8 0.5 -- 40% -- 0.79 1.32 1.17 0.48 0.80 0.70 Mean 42% 0.74 1.02 0.99 0.41 0.56 0.54 Median 40% 0.74 0.96 0.98 0.41 0.55 0.53 Shell Midstream Partners (Current) $5.7 $2.3 $1.2 25% -- 0.52 0.78 0.78 0.32 0.48 0.48 Cost of Equity Calculation Cost of Equity Sensitivity Analysis Unlevered Beta (2) 3.0% Risk-Free Rate 0.40 0.48 0.55 0.63 0.70 (3) 0.55 Unlevered Beta 27.5% 7.7% 8.4% 9.2% 10.0% 10.7% Target Net Debt / Total Cap. 35.0% 31.3% 7.9% 8.7% 9.5% 10.3% 11.1% Levered Beta 0.85 35.0% 8.1% 9.0% 9.9% 10.7% 11.6% (4) 7.5% Equity Risk Premium (5) 38.8% 8.4% 9.3% 10.2% 11.2% 12.1% 0.5% Size Premium Implied Cost of Equity 9.9% 42.5% 8.7% 9.7% 10.7% 11.6% 12.6% Note: Market data as of July 22, 2022. Balance sheet data as of 3/31/2022. Peers sorted by market value of (4) Sourced from Kroll Cost of Capital Navigator – 2021. th equity. (5) Represents size premium for CRSP 4 decile as of December 31, 2021 (range of $5.0bn - $8.2bn (1) Represents historical Bloomberg adjusted beta, regressed weekly against the S&P 500. market capitalization). 18 (2) 30-year treasury yield as of July 22, 2022. Source: Bloomberg, 2022 Kroll Valuation Handbook, U.S. Department of the Treasury, public disclosure, (3)βU = βL/(1+D/E x (1-t)). FactSet. Target Net Debt / Total Cap.

Volume ('000s) SHLX Unit Price Performance & Trading Statistics SHLX Two-Year Price Performance Unaffected Historical Trading Stats $20 10,000 ADTV ADTV Unaffected Historical Trading VWAP (mm) ($mm) 10-Day 20-Day 30-Day 1-Year VWAP $12.77 $12.83 $12.69 $13.05 Unaffected $12.89 2.0 $25.8 High $12.93 $13.33 $13.33 $16.14 (2/10/22) $18 Low $12.68 $12.45 $11.37 $10.86 8,000 Unaffected $12.77 1.4 $17.3 10-Day SHLX: $15 Unaffected $14.46 $12.83 1.4 $18.1 22% 20-Day 6,000 Unaffected $12.69 1.3 $16.3 30-Day $13 $11.85 Unaffected $12.08 1.2 $15.0 4,000 60-Day $10 Unaffected $12.10 1.3 $15.6 90-Day 2,000 Unaffected $12.79 1.4 $17.9 $8 180-Day Unaffected $13.05 1.4 $18.8 1-Year $5 -- Jul-20 Nov-20 Mar-21 Jul-21 Nov-21 Mar-22 Jul-22 Volume SHLX Initial Proposal Received 19 Note: Market data as of July 22, 2022. Source: FactSet, SHLX public disclosure.

SHLX Wall Street Research Summary Price Targets and Ratings Research Analyst Perspectives Consolidated Asset EBITDA + Equity Distributions Forward Broker Date Price Target Rating $786 ’22E – ’24E CAGR: 2022E $742 $849 Street: 4.8% (n=6) Credit Suisse 7/19/22 $13.00 Hold $786 SHLX Mgt: 1.5% $830 2023E $773 $894 (n=6) Mizuho Securities 5/20/22 $14.00 Hold $795 $864 2024E $830 $918 (n=2) $809 Stifel 4/29/22 $13.00 Hold $700 $750 $800 $850 $900 $950 Distributable Cash Flow Wells Fargo 4/28/22 $13.50 Sell ’22E – ’24E CAGR: 2022E $607 $737 Street: 5.5% (n=6) $653 $678 SHLX Mgt: 1.7% RBC Capital Markets 1/24/22 $14.00 Hold 2023E $649 $819 (n=6) $658 $729 Barclays 1/19/22 $13.00 Hold 2024E $685 $837 $675 (n=3) $755 JP Morgan 12/7/21 $13.00 Sell $550 $600 $650 $700 $750 $800 $850 $900 Distribution per Unit Bank of America 10/29/21 $12.50 Sell ’22E – ’24E CAGR: 2022E Street: 1.7% $1.20 (n=6) $1.20 SHLX Mgt: 0.0% Max $14.00 0 Buy 2023E $1.20 $1.28 Median (8 Brokers) $13.00 5 Hold (n=6) $1.22 $1.20 Mean (8 Brokers) $13.25 3 Sell 2024E $1.20 $1.28 (n=2) $1.20 $1.24 Min $12.50 $1.15 $1.18 $1.20 $1.23 $1.25 $1.28 $1.30 Consensus Estimate SHLX Management Projections 20 Note: Market data as of July 22, 2022. Source: Wall Street research, FactSet.

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